Exhibit 99.2
INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 8, 2008 Pacific Sands, Inc. ("Pacific Sands" or the “Company”) completed the purchase of certain assets of Franklin, Wisconsin based Natural Choices Home Safe Products, LLC (“Natural Choices”). pursuant to the terms of an asset purchase agreement  for a purchase price of $890,000,  payable in cash and shares of Company common stock  over a three-year period.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of the Company and Natural Choices. The unaudited pro forma condensed combined statements of income for the year ended June 30, 2007 and the six months ended December 31, 2007 give effect to the acquisition and assumption of the assets and liabilities of Natural Choices, as if the acquisition had occurred at the beginning of the periods presented. The unaudited pro forma condensed combined balance sheet as of December 31, 2007 gives effect to the acquisition as if it had occurred on December 31, 2007.

For the purposes of pro forma information, Natural Choices did not reconcile its accounts on a monthly basis and therefore aligning its year ends to that of Pacific Sands is not practicable.  Therefore, the year ended December 31, 2007 of Natural Choices has been combined with the year ended June 30, 2007 of Pacific Sands for pro forma purposes. Additionally, the six months ended December 31, 2007 of Pacific Sands have been combined with the same period for Natural Choices. Management believes that combining the exact periods for Natural Choices to that of Pacific Sands would not provide materially different results.

This unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what the Company’s results of operations or financial position actually would have been had the acquisition in fact occurred on the dates specified, nor does the information purport to project the Company’s results of operations or financial position for any future period or at any future date. All pro forma adjustments are based on preliminary estimates, available information and certain assumptions that the Company believes are reasonable and that are subject to revision upon finalization of the purchase accounting for the acquisition.

The unaudited pro forma condensed combined financial information does not reflect any adjustments for synergies that the Company expects to realize commencing upon consummation of the acquisition of Natural Choices, but does, however, include the elimination of compensation expense for those Natural Choices employees not hired upon acquisition, the elimination of rent expense for the Natural Choices leased facility and the employment agreements of Natural Choices former officers. No assurances can be made as to the amount of net cost savings, if any, that may be realized.

The unaudited pro forma combined financial information should be read in conjunction with the Pacific Sands Inc. historical consolidated unaudited financial statements as of and for the six months ended December 31, 2007 which are included in its December 31, 2007 Quarterly Report on Form 10-QSB and the Pacific Sands Inc. historical audited consolidated financial statements as of June 30, 2007 and for the year then ended which are included in its June 30, 2007 Annual Report on Form 10-KSB.

PACIFIC SANDS INC. AND NATURAL CHOICES HOME SAFE PRODUCTS LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2007

	Pacific Sands	Natural Choices	Pro Forma		Pro Forma
	Historical (*)	Historical (**)	Adjustments	Notes	Combined
Assets
Cash and cash equivalents	$2,698	$10,033	$100,000	a.	$52,731
			(60,000)	b.
Trade accounts receivable, net	156,128	81,907	—		238,035
Inventories	71,126	16,968	—		88,094
Prepaid expenses and other current assets	14,498	—	—		14,498

Total current assets	244,450	108,908	40,000		393,358

Property, plant and equipment, net	31,297	167	(167)	c.	31,297
Goodwill	—	—	836,645	c.	836,645
Other assets	50,816	1,550	(50,000)	b.	816
			(1,550)	c.

Total assets	$326,563	$110,625	$824,928		$1,262,116

Liabilities
Trade accounts payable	147,902	102,842	—		250,744
Accrued expenses	110,838	9,897	25,000	c.	145,735
Notes payable – current portion	194,085	—	90,000	b.	284,085
Deferred compensation	142,732	—	—		142,732

Total current liabilities	595,557	112,739	115,000		823,296

Long-term debt	68,584	—	557,814	b.	626,398

Total liabilities	664,141	112,739	672,814		1,449,694

Stockholders’ equity
Common stock	42,754	—	1,125	a.	44,379
			500	b.
Additional paid-in capital	3,683,689	—	98,875	a.	3,832,064
			49,500	b.
Contributed capital	—	200	(200)	b.
Accumulated deficit	(3,931,991)	(2,314)	2,314	c.	(3,931,991)
Treasury stock, at cost	(132,030)	—	—		(132,030)

Total stockholders’ equity	(337,578)	(2,114)	152,114		(187,578)

Total liabilities and stockholders’ equity	$326,563	$110,625	$824,928		$1,262,116

*	Historical balance sheet represents the unaudited of Pacific Sands as of December 31, 2007.
**	Historical balance sheet represents Natural Choices Home Safe Products as of December 31, 2007.

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

a.
To record the issuance of   1,125,000 shares of Pacific Sands common stock, par value $0.001, to an investor for $100,000.  $60,000 of these funds was paid toward the purchase price at the closing of the acquisition of Natural Choices Home Safe Products LLC.

b.	To record payment of the purchase price of the acquisition in cash and common stock and the incurrence of the debt obligation to the sellers of Natural Choices Home safe Products LLC as follow:

Cash paid at closing	$60,000
Common stock previously issued, at fair value, and recorded as deposit in other non-current assets	50,000
Common stock issued at closing, at fair value	50,000
Current portion of debt obligation incurred	90,000
Non-current portion of debt obligation incurred	640,000
Less: imputed interest on debt obligation incurred	(82,186)
Total Purchase Price	$807,814

c.
The Company is in the process of determining values of certain tangible and intangible assets; thus, the allocation of the purchase price to the assets acquired and liabilities assumed in connection with the acquisition is subject to change. The preliminary purchase allocation is based upon management’s best estimates of the relative fair values of the identifiable assets acquired and liabilities assumed.

The following table reflects the impact of the acquisition:

Elimination of non-current assets not acquired or to reduce non-current assets to fair value at date of acquisition	$(1,717)
Accrue acquisition related fees and expenses	(25,000)
Excess of purchase price over fair value of assets purchased	836,645
Elimination of contributed capital and accumulated deficit of Natural Choices	(2,114)
Total Purchase Price	$807,814

PACIFIC SANDS INC. AND NATURAL CHOICES HOME SAFE PRODUCTS LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year ended June 30, 2007 Pacific Sands Historical (*)	Year ended December 31, 2007 Natural Choices Historical (*)	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues
Net sales	$596,774	$660,802	$—		$1,257,576

Costs of sales	230,724	333,794	—		564,518

Gross profit	366,050	327,008	—		693,058

Operating expenses	876,016	262,907	(22,086)	(1)	1,116,837

Operating income (loss)	(509,966)	64,101	22,086		(423,779)

Other (expenses)	(41,131)	—	(24,293)	(2)	(65,424)

Net income (loss)	$(551,097)	$64,101	$(2,207)		$(489,203)

Net loss per common share	$(0.017)				$(0.015)

Average common and common equivalent shares	32,915,564			(3)	33,699,126

*	See introduction to unaudited pro forma combined financial information.

(1) Reflects the following operating adjustments related to the acquisition of Natural Choices Home Safe Products

• Employee restructuring resulting in elimination of compensation expense for employees not hired upon acquisition.	$(54,603)

• Elimination of annual rent expense at the Natural Choices Home Safe Products facility. Operations were immediately moved to the Pacific Sands facility.	(18,000)

• Additional compensation expense for salary increases for the former officers of Natural Choices.	50,517
$(22,086)

(2) Record interest expense related to debt discount for imputed interest on debt incurred in association with the acquisition.	$24,293

(3) Weighted average shares have been adjusted to include the following;
•500,000 common shares issued as escrow – assumes shares issued at beginning of year.
•1,125,000 common shares issued to an investor for cash used for initial payment of purchase price at closing.
•500,000 shares of common stock issued at closing as partial payment of purchase price.
•500,000 shares to be issued as first semi-annual payment.

PACIFIC SANDS INC. AND NATURAL CHOICES HOME SAFE PRODUCTS LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED DECEMBER 31, 2007

	Pacific Sands	Natural Choices	Pro Forma		Pro Forma
	Historical (*)	Historical (*)	Adjustments	Notes	Combined
Revenues
Net sales	$333,041	$285,520	$—		$618,561

Costs of sales	131,443	144,216	—		275,659

Gross profit	201,598	141,304	—		342,902

Operating expenses	409,761	139,231	(10,959)	(1)	538,033

Operating income (loss)	(208,163)	2,073	10,959		(195,131)

Other (expenses)	(3,877)	—	(10,915)	(2)	(14,792)

Net income (loss)	$(212,040)	$2,073	$44		$(209,923)

Net loss per common share	$(0.006)				$(0.006)

Average common and common equivalent shares	34,606,286			(3)	35,603,568

*	See introduction to unaudited pro forma combined financial information.

(1) Reflects the following operating adjustments related to the acquisition of Natural Choices Home Safe Products

• Employee restructuring resulting in elimination of compensation expense for employees not hired upon acquisition.	$(27,217)

• Elimination of rent expense at the Natural Choices Home Safe Products facility. Operations were immediately moved to the Pacific Sands facility.	(9,000)

• Additional compensation expense for salary increases for the former officers of Natural Choices.	25,258
$(10,959)

(2) Record interest expense related to debt discount for imputed interest on debt incurred in association with the acquisition.	$10,915

(3) Weighted average shares have been adjusted to include the following;
• 500,000 common shares issued as escrow – assumes shares issued at beginning of year.
• 1,125,000 common shares issued to an investor for cash used for initial payment of purchase price at closing.
• 500,000 shares of common stock issued at closing as partial payment of purchase price.
• 500,000 shares to be issued as first semi-annual payment of debt obligation incurred for purchase price.
• 500,000 shares to be issued as second semi-annual payment of debt obligation incurred for purchase price.